EXHIBIT 99.1

RIVERVIEW FINANCIAL CORPORATION ANNOUNCES CEO TRANSITION
Appoints Brett D. Fulk Chief Executive Officer

Harrisburg, PA – January 2, 2019 /PRNEWSWIRE/ Riverview Financial Corporation (“Riverview Financial”) (NASDAQ: RIVE) the holding company of Riverview Bank, announced today that Kirk D. Fox has resigned as Chief Executive Officer and Director of Riverview Financial and Riverview Bank.  Riverview Financial and Riverview Bank President, Brett D. Fulk, has been named President and Chief Executive Officer of Riverview Financial and Riverview Bank. Mr. Fulk is currently a member of the Board of Directors of both entities. Mr. Fox will be available to assist in the transition of the CEO role to Mr. Fulk.

“After discussing with my family, I believe this is the right time for me to make this change. I am proud of what our management team has been able to accomplish over the past ten years, including growing the Bank to over $1.0 billion in total assets. I am confident in the strategic direction of the Bank going forward under Brett’s leadership,” Mr. Fox said.

“Kirk’s leadership has been instrumental in Riverview’s success and growth as a company. During his tenure, we completed transformational mergers with CBT Financial Corp., The Citizens National Bank of Meyersdale, Union Bank and Trust Corp, Halifax National Bank and Marysville National Bank, acquired multiple independent wealth management advisory firms, and recently expanded our shareholder base as a public company when our shares of voting common stock were approved for listing on the Nasdaq Global Market.  We thank Kirk for his focus on building the strong franchise we have today,” said John G. Soult, Jr. Chairman of the Board of Directors.  “Brett was a natural choice as Riverview’s next CEO as he has been an integral part of the management team since becoming the Chief Operating Officer in 2011. He understands our strategy and approach to banking, putting our customers first. Brett and the rest of the executive team remain committed to continuing to increase long term shareholder value.”

Mr. Fulk’s appointment as President and Chief Executive Officer combines both the role of the Chief Executive Officer with the role of President.  Mr. Soult noted, “Consolidating the CEO and President positions provides a more efficient leadership model and governance structure for Riverview, which we believe will effectively facilitate the execution of our business plan and the day-to-day management of the company.”

Brett D. Fulk has been the President and a director of Riverview Financial and Riverview Bank since 2015. Mr. Fulk joined Riverview Bank as the Chief Operations Officer in 2011. From 1991 until 2011, Mr. Fulk served as a Managing Director of Commercial Services, Pennsylvania division, Regional Executive, and Region President for Susquehanna Bank and its predecessor bank, Community Banks.

About Riverview Financial

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public, businesses and not-for-profit organizations. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the Nasdaq Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

Contact
Scott A. Seasock, Chief Financial Officer; 717-827-4039.
Safe Harbor Forward-Looking Statements
We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.